EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jetblack Corp.  (the "Company") on Form 10-Q for the period ended November 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nigel Farnsworth, the Treasurer and Director (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 17, 2013	By:	/s/ Nigel Farnsworth
Nigel Farnsworth
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)